Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Fourth-Quarter and Full-Year 2021

Financial and Operational Results

Fourth-Quarter Highlights

•	Reported production of 386,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 331,000 BOE per day;

•	Delivered net cash from operating activities of $1.1 billion and adjusted EBITDAX of $1.3 billion;

•	Initiated a 60% capital return framework for shareholders, raised dividend for the second time in 2021, and repurchased $847 million of stock at an average price of $27.13 per share;

•	Modernized production sharing contracts in Egypt, which will result in production and free cash flow uplift;

•	Advanced path to first oil development on Block 58 in Suriname with successful Sapakara South-1 flow test, and subsequent to the quarter, announced discovery at Krabdagu;

•	Exceeded U.S. production guidance with strong well performance in the Permian; and

•	Announced elimination of routine flaring in onshore U.S. operations, achieving this critical ESG goal three months ahead of schedule.

2022 and Longer-Term Outlook and Objectives

•	Expecting to generate approximately $6.5 billion of FCF over the next three years based on a WTI price of $78/barrel (3-year strip);

•

Budgeting 2022 upstream capital investment of $1.6 billion, of which $200 million is dedicated to exploration and appraisal activities, primarily in Suriname; planning similar level of capital activity in 2023 and 2024;

•	Continuing to streamline portfolio; $805 million mineral rights sales package in the Delaware Basin to close by the end of February;

•	Establishing new short-term incentive compensation-linked ESG goals for 2022 including reducing upstream routine flaring in Egypt by 40%;

•	initiating new programs to promote and deliver increased supplier diversity; and

•	developing a future of work strategy with workplace and technology enhancements; and

•	Introducing a long-term incentive compensation ESG goal to reduce carbon dioxide emissions by 1 million tonnes annually from projects by 2024.

HOUSTON, Feb. 21, 2022 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2021.

During the fourth-quarter 2021, APA reported net income attributable to common stock of $382 million, or $1.05 per share on a fully diluted basis. When adjusted for certain items that impact the comparability of results, APA’s fourth-quarter earnings totaled $468 million or $1.29 on a diluted share basis. Net cash provided by operating activities in the fourth quarter was $1.1 billion and adjusted EBITDAX was $1.3 billion.

1

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2021

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 6

For the full-year 2021, APA reported net income of $973 million, or $2.59 per diluted common share. On an adjusted basis, APA’s 2021 earnings totaled $1.46 billion or $3.90 per diluted common share. Net cash provided by operating activities was $3.5 billion, and adjusted EBITDAX was $4.57 billion.

“2021 was an important turning point for APA with several key financial and operational accomplishments positioning us very well for the future,” said John J. Christmann IV, APA’s chief executive officer and president. “We generated approximately $1.8 billion in free cash flow and significantly strengthened our balance sheet, reducing upstream net debt by $1.2 billion. We also implemented a robust capital return framework, as we repurchased 8.5% of outstanding shares in the fourth quarter and raised the dividend twice during the year. The modernized production sharing contract in Egypt, which we finalized in late December, provides a foundation for increased investment and long-term production and free cash flow growth in one of our most important operating areas. Additionally, the discovery we announced today with our Krabdagu exploration well in Suriname marks another important step on our path to a first oil development in Suriname.”

Streamlining the Portfolio

APA continued to streamline its portfolio in 2021, selling $256 million of noncore assets in the Permian Basin. The company also recently signed an agreement to sell $805 million of mineral rights in the Delaware Basin, which is expected to close by the end of February.

The previously announced business combination between Altus Midstream and BCP Raptor Holdco LP, the parent company of EagleClaw Midstream, is on schedule to close by the end of February and provides APA with the option to sell up to four million shares of its ownership interest in the near-term. Together with the expected proceeds from the mineral sale this would make more than $1 billion of cash available for debt reduction, share repurchases and/or other corporate purposes.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2021

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 6

ESG Achievements and Future Initiatives

APA is committed to progressing ESG initiatives in the areas where the company can achieve the greatest direct impact: air, water, communities and people. In 2021, APA established aggressive ESG goals tied to short-term incentive compensation for all employees. The company accomplished all of its 2021 ESG goals, most notably the elimination of routine flaring in U.S. onshore operations. For 2022, APA is introducing a number of new compensation-linked, short-term ESG goals, including: reducing upstream routine flaring in Egypt by 40%; establishing a supplier diversity program; and implementing a future-of-work strategy to enhance the employee work experience. The company is also establishing a first ever, long-term incentive compensation target linked to reducing emissions over the next three years.

Long-Term Capital Budget and Outlook

Based on the current pricing outlook, in 2022, APA plans to invest $1.6 billion in upstream oil and gas capital, which includes approximately $200 million dedicated to exploration and appraisal activities, primarily in Suriname. In aggregate, capital investment will approximate $5 billion from 2022 to 2024. This capital spend should return the company to around 2019, pre-Covid production levels on an adjusted basis in 2024.

Year-End 2021 Proved Reserves

Worldwide estimated proved reserves totaled 913 million BOE at year-end 2021, up 4% from year-end 2020. More than 90% of APA’s estimated proved reserves at year-end 2021 were classified as proved developed. During the year, APA added approximately 102 million BOE in field extensions and discoveries. Production and divestitures reduced proved reserves by 142 million BOE and 28 million BOE, respectively. Revised proved reserves increased by 107 million BOE driven by price and benefits associated with the modernized PSC terms in Egypt.

Conference Call

APA will host a conference call to discuss its fourth-quarter and full-year 2021 results at 10 a.m. Central time, Tuesday, Feb. 22. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Feb. 22. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 7959588. Sign up for email alerts to be reminded of the webcast at investor.apacorp.com/alerts/email-alerts-subscription.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2021

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 6

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2021

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 6

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Apache Corporation’s Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021, and in APA’s Form 10-K in the year ended December 31, 2021 when filed, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2021

FINANCIAL AND OPERATIONAL RESULTS — PAGE 6 of 6

expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache Corporation’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2020 (and APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021, when filed) available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276 Alexandra Franceschi

Website: www.apacorp.com

Click here for the full release with quarterly financial statements.

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,271	$776	$4,585	$3,106
Natural gas revenues	376	181	1,207	598
Natural gas liquids revenues	221	101	706	333

	1,868	1,058	6,498	4,037
Purchased oil and gas sales	431	161	1,487	398

Total revenues	2,299	1,219	7,985	4,435
Derivative instrument gain (loss), net	49	39	94	(223)
Gain (loss) on divestitures, net	2	8	67	32
Loss on previously sold Gulf of Mexico properties	—	—	(446)	—
Other, net	53	23	228	64

	2,403	1,289	7,928	4,308

OPERATING EXPENSES:
Lease operating expenses	350	269	1,241	1,127
Gathering, processing, and transmission	77	68	264	274
Purchased oil and gas costs	428	150	1,580	357
Taxes other than income	55	33	204	123
Exploration	46	87	155	274
General and administrative	137	76	376	290
Transaction, reorganization, and separation	14	10	22	54
Depreciation, depletion, and amortization:
Oil and gas property and equipment	315	359	1,255	1,643
Other assets	17	31	105	129
Asset retirement obligation accretion	28	28	113	109
Impairments	190	9	208	4,501
Financing costs, net	92	99	514	267

	1,749	1,219	6,037	9,148

NET INCOME (LOSS) BEFORE INCOME TAXES	654	70	1,891	(4,840)
Current income tax provision	189	56	652	176
Deferred income tax benefit	(20)	(41)	(74)	(112)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	485	55	1,313	(4,904)
Net income (loss) attributable to noncontrolling interest - Egypt	42	17	174	(121)
Net income (loss) attributable to noncontrolling interest - Altus	(28)	8	4	1
Net income attributable to Altus Preferred Unit limited partners	89	20	162	76

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$382	$10	$973	$(4,860)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.06	$0.03	$2.60	$(12.86)
Diluted	$1.05	$(0.04)	$2.59	$(12.86)
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	361	378	374	378
Diluted	362	378	375	378
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.025	$0.2375	0.10

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	4Q21 to 3Q21	4Q21 to 4Q20	December 31, 2021	December 31, 2020
OIL VOLUME - Barrels per day
United States	74,673	75,526	73,946	-1%	1%	75,205	88,249
Egypt (1, 2)	68,261	69,830	69,351	-2%	-2%	70,349	75,384
North Sea	35,873	33,783	50,525	6%	-29%	36,265	50,386

International (1)	104,134	103,613	119,876	1%	-13%	106,614	125,770

Total (1)	178,807	179,139	193,822	0%	-8%	181,819	214,019

NATURAL GAS VOLUME - Mcf per day
United States	514,894	546,058	533,158	-6%	-3%	527,461	561,731
Egypt (1, 2)	277,142	243,294	275,663	14%	1%	263,653	274,175
North Sea	34,124	33,752	56,883	1%	-40%	38,565	57,464

International (1)	311,266	277,046	332,546	12%	-6%	302,218	331,639

Total (1)	826,160	823,104	865,704	0%	-5%	829,679	893,370

NGL VOLUME - Barrels per day
United States	67,502	70,962	70,170	-5%	-4%	66,232	74,136
Egypt (1, 2)	492	496	581	-1%	-15%	531	754
North Sea	1,136	1,200	1,901	-5%	-40%	1,199	1,936

International (1)	1,628	1,696	2,482	-4%	-34%	1,730	2,690

Total (1)	69,130	72,658	72,652	-5%	-5%	67,962	76,826

BOE per day
United States	227,991	237,498	232,975	-4%	-2%	229,348	256,007
Egypt (1, 2)	114,943	110,875	115,876	4%	-1%	114,821	121,834
North Sea	42,696	40,608	61,907	5%	-31%	43,892	61,899

International (1)	157,639	151,483	177,783	4%	-11%	158,713	183,733

Total (1)	385,630	388,981	410,758	-1%	-6%	388,061	439,740

Total excluding noncontrolling interests	346,944	351,955	372,058	-1%	-7%	349,645	399,026

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	22,875	23,309	23,167			23,504	25,206
Gas (Mcf/d)	93,883	81,309	92,036			88,409	91,540
NGL (b/d)	164	165	194			177	251
BOE per day	38,686	37,026	38,700	4%	0%	38,416	40,714

(2) Egypt Gross Production

Oil (b/d)	133,925	134,128	141,251			134,711	164,104
Gas (Mcf/d)	600,919	564,354	617,465			586,663	641,069
NGL (b/d)	876	776	1,115			854	1,429
BOE per day	234,954	228,963	245,277	3%	-4%	233,342	272,378

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	4Q21 to 3Q21	4Q21 to 4Q20	December 31, 2021	December 31, 2020
OIL VOLUME - Barrels per day
United States	74,673	75,526	73,946	-1%	1%	75,205	88,249
Egypt	35,017	35,450	41,229	-1%	-15%	36,053	46,581
North Sea	35,873	33,783	50,525	6%	-29%	36,265	50,386

International	70,890	69,233	91,754	2%	-23%	72,318	96,967

Total	145,563	144,759	165,700	1%	-12%	147,523	185,216

NATURAL GAS VOLUME - Mcf per day
United States	514,894	546,058	533,158	-6%	-3%	527,461	561,731
Egypt	149,341	133,750	171,192	12%	-13%	145,178	173,694
North Sea	34,124	33,752	56,883	1%	-40%	38,565	57,464

International	183,465	167,502	228,075	10%	-20%	183,743	231,158

Total	698,359	713,560	761,233	-2%	-8%	711,204	792,889

NGL VOLUME - Barrels per day
United States	67,502	70,962	70,170	-5%	-4%	66,232	74,136
Egypt	263	260	387	1%	-32%	283	503
North Sea	1,136	1,200	1,901	-5%	-40%	1,199	1,936

International	1,399	1,460	2,288	-4%	-39%	1,482	2,439

Total	68,901	72,422	72,458	-5%	-5%	67,714	76,575

BOE per day
United States	227,991	237,498	232,975	-4%	-2%	229,348	256,007
Egypt	60,170	58,002	70,148	4%	-14%	60,532	76,032
North Sea	42,696	40,608	61,907	5%	-31%	43,892	61,899

International	102,866	98,610	132,055	4%	-22%	104,424	137,931

Total	330,857	336,108	365,030	-2%	-9%	333,772	393,938

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
AVERAGE OIL PRICE PER BARREL
United States	$76.32	$69.69	$41.05	$67.37	$37.42
Egypt	80.71	72.37	43.82	70.33	39.95
North Sea	78.94	74.94	45.45	69.67	42.88
International	80.13	73.20	44.52	70.10	41.13
Total	78.52	71.72	43.21	68.97	39.60
AVERAGE NATURAL GAS PRICE PER MCF
United States	$4.67	$3.75	$1.68	$3.92	$1.22
Egypt	2.82	2.82	2.77	2.81	2.79
North Sea	26.34	13.40	5.40	12.96	3.19
International	5.40	4.11	3.22	4.10	2.86
Total	4.95	3.87	2.27	3.99	1.83
AVERAGE NGL PRICE PER BARREL
United States	$33.92	$30.85	$14.45	$27.85	$11.21
Egypt	62.32	52.02	34.46	48.84	27.83
North Sea	73.33	56.64	33.38	54.30	29.73
International	70.00	55.29	33.63	52.62	29.20
Total	34.77	31.42	15.11	28.48	11.84

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Unproved leasehold impairments	$5	$15	$31	$101
Dry hole expense	25	58	66	110
Geological and geophysical expense	4	6	18	20
Exploration overhead and other	12	8	40	43

	$46	$87	$155	$274

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$1,085	$498	$3,496	$1,388

Additions to upstream oil and gas property	(314)	(196)	(1,110)	(1,274)
Additions to Altus gathering, processing, and transmission facilities	(1)	(1)	(3)	(28)
Contributions to Altus equity method interests	(1)	(41)	(28)	(327)
Proceeds from sale of oil and gas properties	17	34	256	166
Other, net	8	14	52	(3)

Net cash used in investing activities	$(291)	$(190)	$(833)	$(1,466)

Proceeds from Apache credit facility, net	102	63	392	150
Proceeds from Altus credit facility	—	44	33	228
Fixed rate debt borrowings	—	—	—	1,238
Payments on fixed-rate debt	—	(263)	(1,795)	(1,243)
Distributions to noncontrolling interest - Egypt	(76)	(30)	(279)	(91)
Distributions to Altus Preferred Unit limited partners	(12)	(12)	(46)	(23)
Dividends paid to APA common stockholders	(24)	(10)	(52)	(123)
Treasury stock activity, net	(847)	—	(847)	1
Other	(12)	—	(29)	(44)

Net cash provided by (used in) financing activities	$(869)	$(208)	$(2,623)	$93

SUMMARY BALANCE SHEET INFORMATION

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$302	$262
Other current assets	2,078	1,584
Property and equipment, net	8,335	8,819
Decommissioning security for sold Gulf of Mexico properties	640	—
Other assets	1,948	2,081

Total assets	$13,303	$12,746

Current debt - Apache *	$215	$2
Current liabilities	1,902	1,306
Long-term debt - Apache *	6,638	8,146
Long-term debt - Altus	657	624
Decommissioning contingency for sold Gulf of Mexico properties	1,086	—
Deferred credits and other noncurrent liabilities	2,810	2,705
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	712	608
APA shareholders’ deficit	(1,595)	(1,639)
Noncontrolling interest - Egypt	820	925
Noncontrolling interest - Altus	58	69

Total Liabilities and equity	$13,303	$12,746

Common shares outstanding at end of period	347	377

*	Excludes Altus

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Costs incurred in oil and gas property:
Acquisitions including Egypt modernization impacts
Proved	$(160)	$—	$(157)	$7
Unproved	23	1	29	4
Exploration and development	529	256	1,387	1,200

Total Costs incurred in oil and gas property	$392	$257	$1,259	$1,211

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$392	$257	$1,259	$1,211
Asset retirement obligations settled vs. incurred - oil and gas property	(133)	(22)	(116)	(5)
Egypt PSC modernization impact	145	—	145	—
Capitalized interest	(3)	(1)	(9)	(2)
Exploration seismic and administration costs	(16)	(14)	(58)	(63)

Upstream capital investment including noncontrolling interest - Egypt	$385	$220	$1,221	$1,141
Less noncontrolling interest - Egypt	(51)	(31)	(159)	(153)

Total Upstream capital investment	$334	$189	$1,062	$988

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$1,085	$498	$3,496	$1,388
Changes in operating assets and liabilities	(95)	2	(37)	186

Cash flows from operations before changes in operating assets and liabilities	$990	$500	$3,459	$1,574
Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	(63)	(38)	(211)	(160)
Upstream capital investment including noncontrolling interest - Egypt	(385)	(220)	(1,221)	(1,141)
Distributions to Sinopec noncontrolling interest	(76)	(30)	(279)	(91)

Upstream free cash flow	$466	$212	$1,748	$182
Cash dividends received from Altus Midstream	19	—	75	—

Free cash flow	$485	$212	$1,823	$182

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net cash provided by operating activities	$1,085	$771	$498	$3,496	$1,388
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	16	13	14	58	63
Current income tax provision	189	183	56	652	176
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(34)	(8)	(57)	(28)	(102)
Changes in operating assets and liabilities	(95)	95	2	(37)	186
Financing costs, net	92	100	107	410	427
Transaction, reorganization & separation costs	14	4	10	22	54

Adjusted EBITDAX (Non-GAAP)	$1,267	$1,158	$630	$4,573	$2,192

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	December 31, 2021			December 31, 2020
	APA	Altus	APA	APA	Altus	APA
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Current debt - Apache	$215	$—	$215	$2	$—	$2
Long-term debt - Apache	6,638	—	6,638	8,146	—	8,146
Long-term debt - Altus	—	657	657	—	624	624

Total debt	6,853	657	7,510	8,148	624	8,772
Cash and cash equivalents	170	132	302	238	24	262

Net debt	$6,683	$525	$7,208	$7,910	$600	$8,510

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2021				December 31, 2020
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$654	$(169)	$485	$1.34	$70	$(15)	$55	$0.15
Income attributable to noncontrolling interests	59	(45)	14	0.04	37	(12)	25	0.07
Income attributable to Altus preferred unit limited partner	89	—	89	0.25	20	—	20	0.05

Net income attributable to common stock - Basic	506	(124)	382	1.05	13	(3)	10	0.03
Effect of dilutive securities **	—	—	—	—	(26)	—	(26)	(0.07)

Net income (loss) attributable to common stock	506	(124)	382	1.05	(13)	(3)	(16)	(0.04)
Adjustments: *
Asset and unproved leasehold impairments	195	(36)	159	0.44	24	(5)	19	0.05
Noncontrolling interest impact on Altus impairments	(33)	7	(26)	(0.07)	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adjustments	(10)	—	(10)	(0.03)	(1)	—	(1)	—
Valuation allowance and other tax adjustments	—	(42)	(42)	(0.12)	—	(7)	(7)	(0.01)
Gain on extinguishment of debt	—	—	—	—	(8)	2	(6)	(0.02)
Unrealized derivative instrument gain and related Altus Preferred impacts	(20)	16	(4)	(0.01)	(47)	10	(37)	(0.10)
Effect of dilutive securities **	—	—	—	—	26	—	26	0.07
Transaction, reorganization & separation costs	14	(4)	10	0.03	10	(2)	8	0.02
Gain on divestitures, net	(2)	1	(1)	—	(8)	1	(7)	(0.02)
Drilling contract termination charges and other	—	—	—	—	1	—	1	—

Adjusted earnings (Non-GAAP)	$650	$(182)	$468	$1.29	$(16)	$(4)	$(20)	$(0.05)

	For the Year Ended				For the Year Ended
	December 31, 2021				December 31, 2020
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income (loss) including noncontrolling interests (GAAP)	$1,891	$(578)	$1,313	$3.50	$(4,840)	$(64)	$(4,904)	$(12.98)
Income (loss) attributable to noncontrolling interests	336	(158)	178	0.48	(83)	(37)	(120)	(0.32)
Income attributable to Altus preferred unit limited partner	162	—	162	0.43	76	—	76	0.20

Net income (loss) attributable to common stock - Basic	1,393	(420)	973	2.59	(4,833)	(27)	(4,860)	(12.86)
Effect of dilutive securities **	—	—	—	—	—	—	—	—

Net income (loss) attributable to common stock	1,393	(420)	973	2.59	(4,833)	(27)	(4,860)	(12.86)
Adjustments: *
Asset and unproved leasehold impairments	239	(47)	192	0.51	4,602	(856)	3,746	9.90
Noncontrolling interest impact on Altus impairments	(33)	7	(26)	(0.07)	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adjustments	(12)	—	(12)	(0.03)	(172)	(7)	(179)	(0.47)
Valuation allowance and other tax adjustments	—	(85)	(85)	(0.22)	—	925	925	2.45
(Gain)/loss on extinguishment of debt	104	(22)	82	0.22	(160)	34	(126)	(0.33)
Unrealized derivative instrument (gain)/loss and related Altus Preferred impacts	13	12	25	0.07	79	(16)	63	0.17
Loss on previously sold Gulf of Mexico properties	446	(94)	352	0.93	—	—	—	—
Transaction, reorganization & separation costs	22	(7)	15	0.05	54	(12)	42	0.11
Gain on divestitures, net	(67)	14	(53)	(0.14)	(32)	9	(23)	(0.06)
Drilling contract termination charges and other	(1)	—	(1)	(0.01)	7	(2)	5	0.01

Adjusted Earnings (Non-GAAP)	$2,104	$(642)	$1,462	$3.90	$(455)	$48	$(407)	$(1.08)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**

The assumed conversion of Altus’ Preferred Unit limited partner is primarily associated with unrealized gains on the Preferred Unit embedded derivative. These amounts are antidilutive for the fourth quarter 2021 and year ended 2021 and 2020.

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2021

OIL (Mbbl)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2020	232,452	107,209	93,839	433,500
Extensions and Discoveries	17,869	13,390	2,288	33,547
Purchases	126	—	—	126
Revisions	(4,479)	22,727	(60)	18,188
Production	(27,450)	(25,677)	(13,237)	(66,364)
Sales	(19,382)	—	—	(19,382)

Balance - Dec 31, 2021	199,136	117,649	82,830	399,615

NGL’s (Mbbl)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2020	165,740	842	2,373	168,955
Extensions and Discoveries	21,055	7	81	21,143
Purchases	191	—	—	191
Revisions	22,724	(180)	318	22,862
Production	(24,175)	(193)	(438)	(24,806)
Sales	(4,983)	—	—	(4,983)

Balance - Dec 31, 2021	180,552	476	2,334	183,362

GAS (MMcf)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2020	1,129,260	421,607	76,500	1,627,367
Extensions and Discoveries	227,684	50,209	3,684	281,577
Purchases	839	—	—	839
Revisions	279,610	99,143	17,171	395,924
Production	(192,523)	(96,234)	(14,076)	(302,833)
Sales	(22,968)	—	—	(22,968)

Balance - Dec 31, 2021	1,421,902	474,725	83,279	1,979,906

TOTAL BOE (Mboe)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2020	586,402	178,319	108,962	873,683
Extensions and Discoveries	76,871	21,765	2,983	101,619
Purchases	457	—	—	457
Revisions	64,847	39,071	3,120	107,038
Production	(83,712)	(41,909)	(16,021)	(141,642)
Sales	(28,193)	—	—	(28,193)

Balance - Dec 31, 2021	616,672	197,246	99,044	912,962

Proved developed reserves:

Oil (Mbbls)	180,968	106,646	77,073	364,687
NGL’s (Mbbls)	164,172	446	2,059	166,677
Gas (Mboe)	206,244	77,471	12,693	296,408

Balance - Dec 31, 2021 (Mboe)	551,384	184,563	91,825	827,772

(1)	Includes reserves attributable to noncontrolling interest in Egypt.